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
*********************  SERVICING CERTIFICATE  ************************                                       Page 5
   MLCC Mortgage Investors, Inc.
   Senior/Subordinate Mortgage Pass-Through
   Certificates, Series 1996A                                  Current Collection Period:  01-May-96 to 31-May-96
                                                               P & S Agreement Date:                      01-Feb-96

                                          Pass-through rates current Distribution:                                   Current
                                                                                                              ----------------
 Class A Certificates, Series 1996A     LIBOR + 0.43%            5.86750%
                                                                                    Original Closing Date:              15-May-96
                                                                                    Distribution Date:                  17-Jun-96
                                                                                    Days in Accrual Period                     33
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

                                         Weighted Average Mortgage Rate (WAC) (RIGHT ARROW)             7.28274%
   LIBOR      5.43750%                   Weighted Average Net Mtge Rate (Alternate Rate) (RIGHT ARROW)  6.90274%
   -------------------------------------------------------------------------------------------------------------------
 1      Beginning Pool Principal Balance                                                                339,802,601.95
 2      Beginning Pool Balance Factor                                                                        97.762251%
   -------------------------------------------------------------------------------------------------------------------
 3      Beginning Class A Principal Balance                                                             336,506,700.44
 4      Beginning Overcollateralization Amount                                                            3,295,901.51
 5      Required Overcollateralization Amount                                                             6,951,611.68
   -------------------------------------------------------------------------------------------------------------------
 6      Aggregate of all Principal Payments Received                                 (P&S 5.08i   )               0.00
 7      Aggregate of all Principal Prepayments Received                              (P&S 5.08i   )       4,336,612.25
 8      Aggregate of any Net Liquidation Proceeds Received                           (P&S 5.08iii )               0.00
 9      Aggregate of any Insurance Proceeds Received                                 (P&S 5.08iv  )               0.00
10      Aggregate of any Awards or Settlements From
          Condemnation Proceedings                                                   (P&S 5.08v   )               0.00
11      Aggregate of any Proceeds From Repurchased Mortgage Loans                    (P&S 5.08vi  )               0.00
12      Aggregate of any Revenues From Fidelity Bond or
          Mortgage Interest Insurance Policy                                         (P&S 5.08vii )               0.00
13      Aggregate of any Revenues From Foreclosure or
          Deed Net of any Advances                                                  (P&S 5.08viii )               0.00
14      Current Principal Advances                                                      (P&S 6.03 )               0.00
15      Current Servicer Principal Reimbursements                                     (P&S 5.09ii )               0.00
16 i    Total Principal Available For Distribution
          (6+7+8+9+10+11+12+13+14-15)                                                                     4,336,612.25
   ii   Loss on Liquidated Mortgage Loans                                                                         0.00
17      Aggregate of all Interest Payments Received                                  (P&S 5.08ii  )       2,088,532.28
18      Current Servicing Fee                                                        (P&S 5.08ii  )          54,108.61
19      Monthly Interest Advance (Recovery) based on delinquent accounts             (P&S 6.02vii )         (26,287.05)
20      Current Servicer Interest Advance (Recovery)                                 (P&S 6.02vii )         (26,287.05)
21      Total Interest Available For Distribution (17-18+20)                                              2,008,136.62
22      Total Funds Available For Distribution (16i+22)                                                   6,344,748.87
   -------------------------------------------------------------------------------------------------------------------
23      Class A Formula Principal Distribution Amount (lines 16i + 16ii
          +28iii of preceding dist)                                                                       4,336,612.25
   -------------------------------------------------------------------------------------------------------------------
24      Class A Distribution Amount -- interest (25iv ) + principal (27iii )         (P&S 6.02i   )       6,308,293.98

25 i.   Class A Current Interest                                                                          1,809,915.31
   ii.  Class A Unpaid Interest Shortfall (Class A Interest Shortfall
          from Preceding Distribution Date)                                                                       0.00
   iii. Class A Interest Formula Distribution Amount (25i + 25ii)                                         1,809,915.31
   iv.  Class A  Distribution Allocable to Interest (min of: lines 22 and 25iii)                          1,809,915.31

26 i.   Class A Unpaid Interest Shortfall (Class A Interest Shortfall
          from Preceding Distribution Date)                                                                       0.00
   ii.  Class A Unpaid Interest Shortfall Included in 25iv (when 26i
          greater than 0: min of 25ii and 25iv)                                                                   0.00
   iii. Class A Interest Shortfall (lines 25iii - 25iv)                                                           0.00


27 i.   Class A Principal Distribution Amount (min of: line 23 +28i and
          principal needed after oc trigger)                                                              4,336,612.25
   ii   Accelerated Principal Distribution Amount
          (min of: lines 5 - 4 and 22 - 25iv - 27i - 29i - 31ii)                                            161,766.42
   iii. Total Class A Distribution Allocable to Principal (27i + 27ii)                                    4,498,378.67

28 i.   Class A Unpaid Principal Shortfall (Class A Principal
          Shortfall from Preceding Distribution Date)                                                             0.00
   ii.  Class A Unpaid Principal Shortfall included in 27i (when 28i
          greater than 0: min of 27i and 28i)                                                                     0.00
   iii. Class A  Principal Shortfall (lines 28i + 28ii)                                                           0.00
   -------------------------------------------------------------------------------------------------------------------
29 i    Total Amount to Certificate Insurer                                                                  36,454.89
   ii.  Monthly Insurance Amount                                                     (P&S 6.02vi  )          36,454.89
   iii. Reimbursement Amount                                                                                      0.00
   -------------------------------------------------------------------------------------------------------------------
30 i.   Cumulative Master Servicer Advanced Interest                                 (P&S 6.02v   )       1,121,440.63
   ii.  Cumulative Master Servicer Advanced Principal                                                             0.00
   -------------------------------------------------------------------------------------------------------------------
31 i.   Beginning Reserve Fund Balance                                                (P&S 6.06   )         250,000.00
   ii.  Current Reserve Fund Deposit                                                                              0.00
   iii. Current Reserve Fund Advances                                                                             0.00
   iv.  Ending Reserve Fund Balance                                                                         250,000.00
   -------------------------------------------------------------------------------------------------------------------
32 i.   Available Excess Interest                                                                           161,766.42
   ii.  Distribution Account Shortfall                                                (P&S 6.02xvi)               0.00
   iii. Class R Distribution Amount For Such Distribution Date                                                    0.00
       ---------------------------------------------------------------------------------------------------------------
33 i.   Ending Pool Principal Balance                                                 (P&S 6.02vii)     335,465,989.70
   ii.  Ending Pool Balance Factor                                                                           96.514594%

34      Ending Class A Principal Balance                                                                332,008,321.77
35      Ending Overcollateralization Amount                                                               3,457,667.93
   ===================================================================================================================
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

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
********************  STATEMENT TO CERTIFICATEHOLDERS  ********************                                  Page 6
MLCC Mortgage Investors, Inc.
Senior/Subordinate Mortgage
Pass-Through Certificates, Series 1996A                                   Current Collection Period:  01-May-96 to 31-May-96

                                         Pass-through rates current Distribution:      LIBOR=       5.4375%      Current
Class A Certificates, Series 1996A       LIBOR + 0.43%            5.86750%                                    ---------------
                                                                                 Original Closing Date:           15-May-96
                                                                                 Distribution Date:               17-Jun-96

                   Weighted Average Net Mtge Rate (Alternate R  6.90274%
   --------------------------------------------------------------------------------------------------------------------------
 1 i.    Class A Distribution Amount                                                                                0.000018

   i.    Class A Current Interest                                                                                   0.000005
   ii.   Class A Unpaid Interest Shortfall                                                                          0.000000
   iii.  Class A Interest Formula Distribution Amount                                                               0.000005
   iv.   Class A  Distribution Allocable to Interest                                                                0.000005

 2 i.    Class A Principal Distribution Amount                                                                      0.000013
   ii    Accelerated Principal Distribution Amount                                                                  0.000000
   iii   Total Class A Distribution Allocable to Principa                                                           0.000013
         --------------------------------------------------------------------------------------------------------------------
 3       Ending Pool Principal Balance                                                                        335,465,989.70
 4       Ending Pool Balance Factor                                                                                96.514594%

 5       Ending Class A Principal Balance                                                                     332,008,321.77
 6       Ending Overcollateralization Amount                                                                    3,457,667.93
        --------------------------------------------------------------------------------------------------------------------
 9 i.    Current Master Servicer Advanced (Recovered) Interest                                                    (26,287.05)
   ii.   Current Master Servicer Advanced (Recovered) Principal                                                         0.00
   iii.  Current Trustee Advanced Interest                                                                              0.00
   iv    Current Trustee Advanced Principal                                                                             0.00
   vi    Amount of Servicing Advances Paid by Master Servicer                              (P&S 6.02 x  )       1,121,440.63
   viii. Amount of Delinquencies of Mortgage Loans                                                                 54,014.33
   ix    Class A Alternate Rate for next Distribution Date:                                                          0.00000%
         --------------------------------------------------------------------------------------------------------------------
10 i     Number of Mortgage Loans 30 to 59 Days Delinquent                                                                 2
   ii    Aggregate Principal Balances of Mortgage Loans 30 to 59 Days Delinquent                                2,825,000.00
11 i     Number of Mortgage Loans 60 to 89 Days Delinquent                                                                 0
   ii    Aggregate Principal Balances of Mortgage Loans 60 to 89 Days Delinquent                                        0.00
12 i     Number of Mortgage Loans 90 or More Days Delinquent                                                               1
   ii    Aggregate Principal Balances of Mortgage Loans 90 or More Days Delinquent                              2,000,000.00
13 i     Number of Mortgage Loans in Foreclosure                                                                           0
   ii    Aggregate Principal Balances of Mortgage Loans in Foreclosure                                                  0.00
         Book Value of Real Estate Acquired Through Foreclosure or Grant of a Deed                                      0.00

14 i     Amount of Delinquent Principal of Mortgage Loans                                                               0.00
   ii    Amount of Delinquent Interest of Mortgage Loans                                                           54,014.33

15 i     Cumulative Losses                                                                                              0.00
   ii    Do Cumulative Losses Exceed 1% of Original Principal Balance                                                      N
         ====================================================================================================================

16

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